UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2006

                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)


              Delaware                   0-22342                 56-1838519
  (State or other jurisdiction of     (Commission             (IRS Employer
        incorporation)                File Number)          Identification No.)


                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (zip code)

                                 (336) 723-1282
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01-ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2006 the board of directors of Triad Guaranty, Inc. ("Triad"), based upon the recommendation of the Triad compensation committee, approved a plan of compensation for Triad directors, the non-executive chairman of the board of directors, and members of the committees of the Triad board of directors effective as of January 1, 2006.

Under this plan, each director of Triad now receives an annual retainer of $95,000, of which $30,000 is paid in cash and $65,000 is paid in restricted stock. The non-executive chairman of the Triad board receives an annual retainer of $225,000, of which $112,500 is paid in cash and $112,500 is paid in restricted stock. The Triad compensation committee reserves the right to recommend a discretionary payment in the event that the non-executive chairman performs services above and beyond those traditionally performed by others serving in the capacity of non-executive chairman. Audit committee members now receive $2,500 per meeting attended up to a maximum of eight meetings per year, and other standing committee members receive $1,500 per meeting attended up to a maximum of four meetings per year. The Triad compensation committee reserves the right to recommend the payment of additional fees per meeting in the event that attendance at additional meetings is required. The Triad audit committee chairperson now receives $15,000 per year for such services and chairpersons of other standing committees receive $7,500 per year for serving in such capacity.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Triad Guaranty Inc.

Date: March 2, 2006                      By: /s/ Kenneth S. Dwyer
                                             ------------------------------
                                         Name:   Kenneth S. Dwyer
                                         Title:  Vice President and Chief
                                                 Accounting Officer